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                                                               Exhibit 10a



                   Assignment of Intellectual Property Rights

                      Fuel-Tech N.V. to Platinum Plus, Inc.

                             As of November 5, 1997


     Fuel-Tech N.V., a Netherlands Antilles limited liability company "Assignor" (the "Company"), does hereby, as a capital contribution, assign to its wholly-owned subsidiary Platinum Plus, Inc., a Delaware corporation (the "Assignee"), all of the Companys right, title and interest whatsoever in the United States of America and in any other jurisdiction worldwide, in and to:

     1. That certain License Agreement effective as of October 28, 1994 between the Company and Clean Diesel Technologies, Inc. (the "License").

     2. All of the intellectual property, including patents, patent applications technology, data and know-how, set forth on Schedule A to the License.

     3. The assignee agrees to accept this assignment and to hold Assignor harmless from any cost or expense required to prosecute, maintain or exploit the property described in Section 2 above.

     4. Assignor agrees to cooperate with Assignee at the expense of the Assignee in perfecting the assignments made herein and to execute and deliver to the Assignee any further agreements, assignments, instruments, certificates and other documents deemed necessary or appropriate for that purpose by the Assignee.

     5. By this assignment the Assignee is the owner of the assigned property in all respects and may deal with such property as it shall deem appropriate.



                                 FUEL-TECH N.V.


Dated: December 19, 1997         By: /s/ Jeremy D. Peter-Hoblyn
                                     --------------------------------------
                                         Jeremy D. Peter-Hoblyn
                                         Managing Director

Agreed to this 19 day of December, 1997

Platinum Plus, Inc.

By: /s/ James M. Valentine
    ------------------------------
        James M. Valentine
        Executive Vice President


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State of Connecticut :
                     )  ss Stamford
County of Fairfield  :


The within instrument was acknowledged before me this 19th day of December 1997 by Jeremy D. Peter-Hoblyn, Managing Director of Fuel-Tech N.V., a Netherlands Antilles corporation, and James M. Valentine, Executive Vice President of Platinum Plus, Inc., a Delaware corporation, on behalf of their respective corporations.



                                 /s/ Charles W. Grinnell
                                 --------------------------------------
                                     Charles W. Grinnell
                                     Commissioner of the Superior Court